UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2010

UNITED COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

United States	0-51800	36-4587081
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

92 Walnut Street, Lawrenceburg, Indiana	47025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 537-4822

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

     On February 1, 2010, United Community Bancorp, Inc. (the "Company") announced that its subsidiary, United Community Bank ("United Community"), has entered into a definitive agreement (the “Agreement”) with Integra Bank National Association (“Integra”) under which United Community will purchase three banking offices of Integra Bank Corporation’s wholly-owned bank subsidiary, Integra, located in Osgood, Milan and Versailles, Indiana (the “Branches”).  The agreement provides that United Community will assume approximately $54.4 million of deposit liabilities, as well as $38.6 million of branch loans and $12.4 million of additional commercial and residential mortgage loans selected by United Community that were originated in other Integra offices.  United Community will pay a 4.5% deposit premium on the deposit liabilities it assumes, with the exception of municipal deposits that are issued after the date of the agreement, which will be acquired at par, while the loans will be acquired at their outstanding principal balance.  United Community will not be assuming any brokered deposits, Keogh accounts or certain other deposit liabilities in the transaction.  The three banking office premises will be sold at their fair market value and all other fixed assets will be sold at their book values.

 The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The press release announcing the branch purchases is attached as Exhibit 99.1.

Item 2.02    Results of Operations and Financial Condition

            On January 29, 2010, United Community Bancorp (the “Company”) announced its unaudited financial results for the three and six months ended December 31, 2009.  For more information, reference is made to the Company’s press release dated January 29, 2010, a copy of which is attached to this Report as Exhibit 99.2 and is furnished herewith.

Item 8.01   Other Events

On January 28, 2010, the Board of Directors of United Community Bancorp (the “Company”) declared a cash dividend on the Company’s outstanding shares of stock. The dividend of $0.10 per share will be paid on or about February 26, 2010 to stockholders of record on February 8, 2010.  A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)      Exhibits

Number	Description

2.1*	Branch Purchase Agreement by and between Integra Bank National Association and United Community Bank
99.1	Press Release dated February 1, 2010
99.2	Press Release dated January 29, 2010
99.3	Press Release dated January 28, 2010

*
The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP
(Registrant)

Date: February 1, 2010	By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer